UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 3, 2006

DIGIRAD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive

Poway, California 92064

(Address of principal executive offices, including zip code)

(858) 726-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

2004 Stock Incentive Plan

At our annual meeting of stockholders held on April 27, 2006, our stockholders approved the proposed amendments to the Digirad Corporation 2004 Stock Incentive Plan (the “2004 Plan”) to (i) increase by 1,000,000 the maximum number of shares of common stock that may be issued under the 2004 Plan, and (ii) to approve certain provisions of the 2004 Plan solely for the purpose of preserving our ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards that may be granted in the future under the 2004 Plan. Upon such approval by our stockholders, the amended and restated 2004 Plan replaced our current version of the 2004 Plan. The 1,000,000 increase in the 2004 Plan’s share reserve includes a new request for 700,000 shares plus the 300,000 shares remaining available for grant under the Digirad Corporation 2005 Inducement Stock Incentive Plan (the “Inducement Plan”), as of March 3, 2006. Upon the approval by our stockholders of the 2004 Plan amendments, the Inducement Plan terminated, and, accordingly, we will not grant any new awards under such Inducement Plan. A copy of the Amended and Restated 2004 Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

2006 Executive Bonus Program

On May 1, 2006, our Compensation Committee, having been duly authorized to do so by our Board of Directors, adopted the 2006 executive bonus program. Pursuant to the program our management team, including our Chief Executive Officer and Chief Financial Officer, are eligible to receive allocations from a bonus pool equal to one-third of the management team’s aggregate current salaries in the event that we achieve certain revenue, net income (loss) per share and profitability goals. The bonus pool amount increases if these goals are exceeded. The Board of Directors retains discretion to reduce an individual manager’s bonus for failure to meet personal goals, and to pay a bonus of up to $40,000 per individual manager regardless of our achievement of our financial goals in the event the individual meets his or her personal goals. Bonuses are payable following completion of the audit for the 2006 fiscal year.

Amendment to Mark Casner’s Employment Agreement

Effective April 27, 2006, the terms of the written employment agreement by and between us and our Chief Executive Officer, Mark Casner, a copy of which has been previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005, have been orally amended with the approval of our Board of Directors to extend Mr. Casner’s $4,000 per month housing allowance for three additional months through August 31, 2006.

Item 2.02.	Results of Operations and Financial Condition

On May 2, 2006, the Company held a Web cast conference call in which it discussed its financial results for the fiscal quarter ended March 31, 2006 and reaffirmed guidance for 2006. A transcript of the conference call is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

At our annual meeting of stockholders held on April 27, 2006, our stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to decrease the number of authorized shares of common stock from 150,000,000 to 80,000,000. Each share of common stock will continue to have the same rights and privileges as each share of currently authorized common stock. On May 1, 2006, we filed an amended Restated Certificate of Incorporation with the Delaware Secretary of State to effect such decrease. A copy of the amended Restated

Certificate is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Form of Amended and Restated 2004 Stock Incentive Plan.

10.2	Restated Certificate of Incorporation.

99.1	Transcript of May 2, 2006 Web cast conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd P. Clyde
Todd P. Clyde
Chief Financial Officer

Date: May 3, 2006